[STORAGE USA LOGO]

JOHN W. McCONOMY
Executive Vice President & General Counsel

                               November 12, 1999

                                                  VIA FACSIMILE: 011441715345795

Mr. Scott Hartman
Senior Vice President, CFO
Security Capital U.S. Realty Mgmt.
7 Clifford St.
London W1X2US

     RE:  Storage USA, Inc. Joint Ventures with
          General Electric Capital Corporation ("GECC")

Dear Scott:

     In connection with the proposed transaction involving joint ventures between SUSA Partnership, L.P. and a GECC affiliate (the "Joint Ventures"), Storage USA, Inc. ("Storage USA") proposes to issue General Electric Capital Corporation a warrant (the "Warrant") to acquire 1,250,000 shares of Storage USA Common Stock. The Warrant is being issued to GECC in partial consideration of the participation of the GECC affiliate in the Joint Ventures, and has not been assigned a separate value by the parties. The forms of the Warrant and Warrant Purchase Agreement are attached as Exhibit A.

     Section 4.2 of the Strategic Alliance Agreement (the "Strategic Alliance Agreement"), dated as of March 19, 1996, by and among Storage USA, SUSA Partnership, L.P., Security Capital U.S. Realty ("U.S. Realty") and Security Capital Holdings S.A. ("Holdings"), as amended, grants certain participation rights to U.S. Realty and Holdings with respect to issuances of capital stock of Storage USA, including securities like the Warrant. Capitalized terms used but not defined in this letter have the meanings ascribed to them in the Strategic Alliance Agreement.

     In recognition of the difficulty of valuing the Warrant and to preserve the participation rights of U.S. Realty and Holdings in connection with the issuance of the Warrant, we agree that, in lieu of such rights, Investor shall have the right to participate, on the terms set forth in this letter, in any issuance of capital stock of Storage USA pursuant to any exercise of the Warrant to the same extent that it would be entitled to participate in such issuance pursuant to
Section 4.2(a) of the Strategic Alliance Agreement.

                               STORAGE USA, INC.
           SUITE 1300 . 165 MADISON AVENUE . MEMPHIS, TENNESSEE 38103
         Phone: 901-252-2074 Fax: 901-252-2174 Email: lmcconomy@sus.com

     Specifically, Storage USA shall promptly notify U.S. Realty and Holdings in writing of each exercise of the Warrant, in whole or in part, including the date of such exercise (each, an "Exercise Date") and the number of shares purchased. At any time within 30 days after its receipt of such notice, Investor may exercise its participation rights under this letter with respect to such issuance by informing Storage USA in writing of its exercise of such partici-pation rights and the number of shares to be purchased. Each such notice by Investor will constitute a Participation Notice. The purchase price for each share of Storage USA Common Stock to be purchased shall be at a price equal to the average of the closing market price of Storage USA Common Stock on the New York Stock Exchange (or other principal exchange or quotation system on which the Common Stock is then listed or quoted) for the five (5) days prior to the applicable Exercise Date. The closing of such purchase shall occur on a date to be mutually agreed upon, but not later than the fifth business day after the receipt by Storage USA of the Participation Notice. At the closing, Storage USA shall deliver to Investor certificates representing the shares to be purchased against delivery of the purchase price by wire transfer of same day funds. The purchased shares will be duly and validly issued, fully-paid and nonassessable and will constitute Registrable Securities for purposes of the Registration Rights Agreement, dated as of March 19, 1996, by and among Storage USA, Holdings and U.S. Realty.

     The rights granted pursuant to this agreement will expire simultaneously with the expiration of the Participation Rights under Section 4.2 of the Strategic Alliance Agreement.

     The agreements described above are subject to the consummation of the Joint Ventures and the issuance by Storage USA of the Warrant.

     If the foregoing is acceptable to you, please so indicate by executing a copy of this letter below and returning it to me by facsimile and overnight mail.

                         STORAGE USA, INC.

                         By: /s/ John W. McConomy
                            -------------------------
                         Name: John W. McConomy
                         Title: Exec. Vice President and General Counsel

                         SUSA PARTNERSHIP, L.P.

                         By: Storage USA, Inc. General Partner
                             ---------------------------------
                         By: /s/ John W. McConomy
                            --------------------------
                         Name: John W. McConomy
                         Title: Exec. Vice President and General Counsel
cc: Ms. Caroline McBride

Agreed:

Security Capital U.S. Realty

By: /s/ W. Scott Hartman
   ------------------------------
Name: W. Scott Hartman
     ------------------------------
Title: Senior Vice President/CFO
      ------------------------------
Date: 17 November 1999
      ------------------------------


Security Capital Holdings S.A.

By: /s/ W. Scott Hartman
   ------------------------------
Name: W. Scott Hartman
      ------------------------------
Title: Senior Vice President/CFO
      ------------------------------
Date: 17 November 1999
      ------------------------------

                                                                      EXHIBIT A

                [Form of Warrant and Warrant Purchase Agreement]